UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On September 27, 2013, Walter Energy, Inc. (the “Company”), certain of its wholly-owned domestic subsidiaries (the “Guarantors”) and Union Bank, N.A., as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) entered into an Indenture dated as of September 27, 2013 (the “Indenture”), pursuant to which the Company issued $450.0 million aggregate principal amount of its 9.500% senior secured notes due 2019 (the “Notes”). The Notes will mature on October 15, 2019, and interest is payable on April 15 and October 15 of each year, commencing on April 15, 2014.

The Notes are unconditionally guaranteed, jointly and severally, by the Guarantors. The Notes and the guarantees are secured on a first priority basis, equally and ratably with the Company’s senior secured credit agreement and any future pari passu secured obligations (subject to permitted liens) on substantially all of the Company’s and the Guarantors’ property and assets.

At any time prior to October 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes, with the net cash proceeds from certain equity offerings at a price equal to 109.500% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption. The Company may redeem all or part of the Notes prior to October 15, 2016, at a redemption price (expressed as a percentage of principal amount) equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium, together with accrued and unpaid interest, if any, to the date of redemption. The Company may redeem all or part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 107.125% for the twelve-month period beginning on October 15, 2016, 102.375% for the twelve-month period beginning on October 15, 2017 and 100.000% beginning on October 15, 2018, in each case plus accrued and unpaid interest to the date of redemption.

If the Company experiences specific kinds of changes in control, holders of the Notes have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture limits the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) incur additional debt; (ii) pay dividends and make distributions or repurchase stock; (iii) make certain investments; (iv) create or incur liens; (v) sell assets; (vi) enter into restrictions affecting the ability of its Restricted Subsidiaries to make distributions, loans or advances to the Company; (vii) enter into certain transactions with affiliates; and (viii) merge or consolidate or transfer or sell all or substantially all of its assets.

The Indenture provides that events of default include: (i) failure to make the payment of any interest on the Notes when the same becomes due and payable, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at maturity, upon redemption, or otherwise; (iii) failure to comply with certain covenants or agreements in the Indenture or the Notes Collateral Documents (as defined in the Indenture) (subject to applicable time periods provided for compliance or cure); (iv) a default by the Company or any of its Significant Subsidiaries (as such term is defined in the Indenture) or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary under their respective debt obligations that (a) is caused by the failure to pay any such debt at maturity or (b) results in acceleration of the maturity of such debt and in each case the principal amount of such debt, together with any other debt under which there has been such a default or which has been so accelerated, aggregates $100.0 million or more; (v) failure by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days; (vi) certain events involving bankruptcy or insolvency of the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; (vii) any guarantee of the Notes of any Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary shall be held in any final and nonappealable judgment or decree to be unenforceable or invalid or shall cease for any reason (other than in accordance with the provisions of the Indenture) to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under any guarantee of the Notes and such default continues for 10 days after receipt of notice; and (viii) any Notes Collateral Document ceases to be in full force and effect in all material respects, or any security interest over Collateral (as defined in the Indenture) created by the Notes Collateral Documents ceases to be enforceable, provided that the failure of a security interest under the Notes Collateral Documents will not constitute an event of default unless the fair market value of all Collateral over which the Collateral Agent ceases to have a perfected and enforceable lien equals or exceeds 2.0% of Total Tangible Assets (as defined in the Indenture).

If an event of default with respect to the Notes (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

In connection with the issuance of the Notes and execution of the Indenture, the Company and the Guarantors entered into a First-Lien Notes Collateral Agreement, dated as of September 27, 2013 (the “Collateral Agreement”), among the Company, the Guarantors and the Collateral Agent, pursuant to which the Company and the Guarantors pledged substantially all of their assets to secure their obligations under the Notes and the Indenture, subject to certain exceptions as set forth in such agreement. The Company, the Guarantors, the Collateral Agent and the administrative agent under the Company’s senior secured credit agreement also entered into a First-Lien Intercreditor Agreement, dated as of September 27, 2013 (the “Intercreditor Agreement”), which sets forth agreements with respect to the senior secured credit agreement, the Notes and any future pari passu secured obligations.

The Collateral Agreement and the Intercreditor Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and the descriptions of the material terms of the Collateral Agreement and the Intercreditor Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03        Material Modification to Rights of Security Holders.

The Indenture contains a restricted payments covenant that limits, subject to certain exceptions, the Company’s ability to pay dividends. The information included in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On September 27, 2013, the Company issued a press release announcing the closing of the Notes offering. For information regarding this matter, the Company hereby incorporates by reference herein the information set forth in its press release, dated September 27, 2013, a copy of which is attached hereto as Exhibit 99.1.

On September 27, 2013, the Company issued a press release announcing the completion of a Dutch Auction to repurchase and extinguish $250 million of its Term Loan A. For information regarding this matter, the Company hereby incorporates by reference herein the information set forth in its press release, dated September 27, 2013, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 27, 2013, by and among Walter Energy, Inc., the subsidiary guarantors named therein and Union Bank, N.A., as trustee and collateral agent

4.2	Form of 9.500% senior secured note due 2019 (included in Exhibit 4.1)

10.1	First-Lien Notes Collateral Agreement, dated as of September 27, 2013, among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc. and Union Bank, N.A., as collateral agent

10.2

First-Lien Intercreditor Agreement, dated as of September 27, 2013, among Walter Energy, Inc., the other grantors party thereto, Morgan Stanley Senior Funding, Inc., as Credit Agreement Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, Union Bank, N.A., as Initial Additional Collateral Agent and Initial Additional Authorized Representative for the Initial Additional First-Lien Secured Parties, and each additional Collateral Agent and Authorized Representative from time to time party thereto

10.3	Grant of Security Interests in United States Trademarks, dated September 27, 2013

99.1	Press release dated September 27, 2013

99.2	Press release dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: September 30, 2013	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Senior Vice President
General Counsel and Secretary